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                                                                    EXHIBIT 5.1
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                                              October 29, 1996

Tridex Corporation
61 Witon Road
Westport, CT 06880

Re:     Registration Statement on Form S-3
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        You have asked us to render this opinion in connection with the captioned Registration Statement (the "Registration Statement"), to be filed by Tridex Corporation, a Connecticut corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering up to 693,184 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

        In connection with this opinion, we have examined the Company's Certificate of Incorporation, the By-Laws of the Company, the Registration Statement, including the exhibits thereto, corporate proceedings of the Company relating to the issuance of the Shares, and such other documents as we have deemed relevant under the circumstances. In addition, we have examined and relied upon such other certificates, documents and materials and have made such other inquiries of fact or law as we have deemed necessary or appropriate in connection with this opinion.

        In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Shares taken by the Company to date.

        For purposes of this opinion we have made such examination of the Connecticut Stock Corporation Act and the Connecticut Business Corporations Act as we have deemed relevant, and have not made any independent review of the laws of any other state. Accordingly, this opinion is limited to the Stock Corporation Act and the Business Corporations Act of the State of Connecticut.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor


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Tridex Corporation
October 29, 1996
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pursuant to the terms and conditions of the Debentures, Ultimate Notes,
Placement Warrants, Agent Warrants and Director Warrants, will be duly and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement and, except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context.

                                          Very truly yours,



                                          HINCKLEY, ALLEN & SNYDER